UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2016, Village Bank and Trust Financial Corp. (the “Company”) announced several leadership promotions and changes, including the promotion of Jay Hendricks, age 53, to Chief Risk Officer and Chief Operating Officer of the Company’s wholly owned subsidiary, Village Bank (the “Bank”), effective December 5, 2016. In this capacity, he will continue to carry an Executive Vice President title and serve as the most senior credit officer of the Bank, but the new title acknowledges his recently expanded leadership role for enterprise risk management and operations. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Mr. Hendricks has served as Executive Vice President and Chief Credit Officer of the Bank since March 1, 2014 and as Director of Special Assets since September 2013. Prior to that, Mr. Hendricks served at SunTrust Bank as the Senior Vice President and Mortgage Chief Operational Risk Officer from December 2012 to April 2013, as Senior Vice President and Consumer Banking Chief Operational Risk Officer from November 2009 to December 2012, and as Senior Vice President and Consumer Lending Credit and Compliance Risk Officer from August 1999 to November 2009. Mr. Hendricks has over 30 years of banking industry experience.

Mr. Hendricks continues to be employed under an employment agreement with the Company entered into on April 5, 2016 for an initial term that will expire on March 31, 2019. The agreement will automatically extend for an additional 12 months on March 31, 2019, and on each March 31st thereafter, unless either party gives notice of nonrenewal at least 90 days prior to the expiration of the then current term. Under the terms of the agreement, Mr. Hendricks is entitled to receive an annual base salary plus cash bonuses and stock-based awards in such amounts as may be determined by the Company’s or the Bank’s board of directors in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Hendricks is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan. Additionally, the agreement provides for payments to Mr. Hendricks if he is terminated without “Cause” (as defined in the agreement) or following a “Change in Control” (as defined in the agreement) if he is terminated by the Bank without Cause, he terminates his employment for Good Reason (as defined in the agreement), or the Bank fails to renew his agreement. A more detailed description and copy of the employment agreement is included in the Current Report on Form 8-K filed by the Company on April 5, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated December 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: December 8, 2016	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 5, 2016